Exhibit 10.1

Execution Version

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of [    ], 2019, is by and between Elastic N.V., a Dutch public limited company (naamloze vennootschap) (“Acquiror”) and [Stockholder Name] (the “Stockholder”).

WHEREAS, the Stockholder is, as of the date hereof, the record or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of capital stock (the “Company Shares”) of Endgame, Inc., a Delaware corporation (the “Company”), set forth opposite the name of the Stockholder on Schedule I hereto;

WHEREAS, Acquiror, Avengers Acquisition Corp., a Delaware corporation and direct wholly-owned subsidiary of Acquiror (“Merger Sub”), the Company, and Shareholder Representative Services LLC, solely in its capacity as the representative, agent and attorney-in-fact of the Securityholders are parties to that certain Agreement and Plan of Reorganization, dated as of June 4, 2019 (as may be amended, restated or modified from time to time, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), whereupon the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger as an indirect wholly-owned subsidiary of Acquiror (the “Surviving Corporation”); and

WHEREAS, as a condition to the willingness of Acquiror to enter into the Merger Agreement and as an inducement and in consideration therefor, the Stockholder (solely in the Stockholder’s capacity as a holder of the Subject Shares (as defined below)) has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Acquiror as follows:

(a) The Stockholder (i) is the record or beneficial owner of the Company Shares (together with any Company Shares which such Stockholder may acquire of record or as a beneficial owner at any time in the future during the term of this Agreement, the “Subject Shares”) set forth opposite such Stockholder’s name on Schedule I to this Agreement and (ii) except as set forth in Schedule I to this Agreement, does not hold or have any beneficial ownership interest in any other Company Shares or any restricted stock, option (including any granted pursuant to the Plan), or warrant to acquire Company Shares or other right or security convertible into or exercisable or exchangeable for Company Shares.

(b) The Subject Shares are not subject to any Liens or to any rights of first refusal, rights of first offer, call option rights, or redemption rights, or any other similar rights, and the Stockholder has not granted to any third party any such rights with respect to any such Subject Shares. All information set forth in Schedule I to this Agreement is accurate, correct and complete.

(c) None of the Subject Shares are subject to any proxies, powers of attorney, voting trust, voting agreement or any similar agreement with respect to the matters set forth in Section 3 hereof which have not been revoked or which will not be revoked in connection with this Agreement.

(d) If the Stockholder is an entity, the Stockholder has all requisite power and authority to or, if the Stockholder is an individual, has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder and no further action is required on the part of the Stockholder to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery of this Agreement by Acquiror, constitutes the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, moratorium, the relief of debtors and enforcement of creditors’ rights in general.

(e) The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby will not Conflict with (i) any provision of the charter or similar governing documents of the Stockholder, if the Stockholder is an entity or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Subject Shares owned by Stockholder. No consent, approval, authorization, registration, license or permit from any Governmental Entity is required for the performance by the Stockholder of its obligations hereunder and the consummation of the transaction contemplated hereby, other than as expressly contemplated by the Merger Agreement.

(f) The Stockholder has received a copy of the Merger Agreement and certain other agreements and materials distributed to the Stockholder with respect to the Merger and the other transactions contemplated by the Merger Agreement, and has carefully read and understands the scope and effect of the provisions of this Agreement, the Merger Agreement, and such other agreements and materials contemplated thereby and has discussed the foregoing with the Stockholder’s professional advisors (including legal counsel) to the extent the Stockholder has deemed necessary. The Stockholder has had an opportunity to review with his, her or its own advisors the legal, tax, financial and other consequences of the Merger and the transactions contemplated by this Agreement, the Merger Agreement and such other documents and information as the Stockholder has deemed appropriate to make his, her or its own analysis and decision to enter into this Agreement and any other agreements in connection with the Merger and the other transactions contemplated by the Merger Agreement to which the Stockholder is a party and to approve the Merger. The Stockholder understands and agrees that (x) except as expressly set forth in this Agreement, none of Acquiror, the Company or any of their Affiliates or their respective Representatives is making any representation or warranty to the Stockholder of any kind, express, implied, or statutory, in connection with the Merger or the other transactions contemplated by the Merger Agreement, and (y) the Stockholder must rely solely on his, her or its advisors (including legal counsel) and must not rely (and is not entitled to rely) on any statements or representations or warranties made by Acquiror, the Company or any of their Affiliates or their respective Representatives. The Stockholder understands that the Stockholder (and not Acquiror, the Company, the Surviving Corporation, or any of their respective Affiliates) shall be responsible for the Stockholder’s tax liability that may arise as a result of the Merger or the other transactions contemplated by the Merger Agreement.

SECTION 2. Representations and Warranties of Acquiror. Acquiror represents and warrants to the Stockholder as follows:

(a) Acquiror is a Dutch public limited company (naamloze vennootschap) duly organized, validly existing and in good standing under Dutch Law.

(b) Acquiror has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(c) This Agreement has been duly executed and delivered by Acquiror and constitutes the valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, moratorium, the relief of debtors and enforcement of creditors’ rights in general.

(d) The execution and delivery by Acquiror of this Agreement and the consummation of the transactions contemplated hereby, will not Conflict with any Contract to which Acquiror is a party or by which Acquiror’s properties or assets are bound. The consummation by Acquiror of the transactions contemplated hereby will not (i) violate any provision of any judgment, order or decree applicable to Acquiror or (ii) require any consent, approval, or notice under any statute, law, rule or regulation applicable to Acquiror other than (x) as required under the Exchange Act and the rules and regulations promulgated thereunder and (y) where the failure to obtain such consents or approvals or to make such notifications, would not, individually or in the aggregate, prevent or materially delay the performance by Acquiror of any of its obligations under this Agreement.

SECTION 3. Voting Agreement; No Appraisal Claims.

(a) At all times commencing with the execution and delivery of this Agreement, at every meeting of the stockholders of the Company related to the Merger, the Merger Agreement or any of the transactions contemplated thereby called, and at every adjournment, postponement or recess thereof, and on every action or approval by written consent of the stockholders of the Company, in each case, to the extent any of the transactions, actions or proposals contemplated by clauses (a)(i) through (iii) below are or will be considered, Stockholder (in Stockholder’s capacity as a stockholder of the Company) shall, or shall cause the holder of record on any applicable record date to, irrevocably vote the Subject Shares:

(i) in favor of the adoption of the Merger Agreement (as it may be amended from time to time) and in favor of each of the transactions contemplated thereby;

(ii) against approval of any proposal made in opposition to, or in competition with, consummation of the transactions contemplated by the Merger Agreement (as it may be amended from time to time); and

(iii) against any of the following actions (other than those actions that relate to the transactions contemplated by the Merger Agreement (as it may be amended from time to time)): (A) any merger, consolidation, business combination, sale of assets, or reorganization of the Company or any of its Subsidiaries; (B) any sale, lease or transfer of any significant part of the assets of the Company or any of its Subsidiaries; (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries; (D) any material change in the capitalization of the Company or any of its Subsidiaries, or the corporate structure of the Company or any of its Subsidiaries; or (E) any other action that is intended, or could reasonably be expected to, prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement.

(b) At all times commencing with the execution and delivery of this Agreement, in the event that a meeting of the stockholders of the Company is held at which any of the transactions, actions or proposals contemplated by clauses (a)(i) through (iii) above are or will be considered, Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum.

(c) At all times commencing with the execution and delivery of this Agreement, Stockholder shall not enter into any Contract with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

(d) Stockholder shall not exercise any rights (including under the Delaware General Corporation Law) to demand appraisal of any Shares or exercise dissenters’ rights with respect to the transactions contemplated by the Merger Agreement.

SECTION 4. Transfer of the Subject Shares; Other Actions.

(a) Except as otherwise provided herein (including pursuant to Section 3 or Section 5), the Stockholder shall not: (i) transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, enter into any derivative arrangement with respect to, create or suffer to exist any Lien on or consent to any of the foregoing (“Transfer”), any or all of the Subject Shares or any right or interest therein; (ii) enter into any Contract with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Subject Shares with respect to any matter that is inconsistent with the transactions contemplated by the Merger Agreement or the provisions of the foregoing; (iv) deposit any of the Subject Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Subject Shares; or (v) knowingly, directly or indirectly, take, or cause the taking of, any other action that would restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder, excluding any bankruptcy filing.

(b) Notwithstanding the foregoing, the Stockholder may make (a) (i) Transfers of Subject Shares by will, (ii) Transfers for estate planning or charitable purposes, or (iii) Transfers to Affiliates of the Stockholder or (b) Transfers of Subject Shares as Acquiror may otherwise agree in writing in its sole discretion; provided, that a Transfer referred to in clauses (a) and (b) of this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing to be bound by all of the terms of this Agreement.

(c) Any Transfer made in violation of this Section 4 shall be deemed null and void.

SECTION 5. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) Without in any way limiting any Stockholder’s right to vote the Subject Shares in its sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval, the Stockholder hereby irrevocably grants to, and appoints, Acquiror and any designee thereof, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to attend any meeting of the stockholders of the Company on behalf of such Stockholder, to include such Subject Shares in any computation for purposes of establishing a quorum at any meeting of stockholders of the Company, and to vote all Subject Shares, or to grant a consent or approval in respect of the Subject Shares, in connection with any such meeting of the stockholders of the Company or any action by written consent in lieu of a meeting of stockholders of the Company in accordance with Section 3 hereof, in each case, solely in the event that Stockholder fails to vote, consent or include the Subject Shares in accordance with Section 3 hereof.

(b) The Stockholder hereby represents that any proxies heretofore given in respect of the Subject Shares, if any, are revocable, and hereby revokes such proxies granted in connection with the matters set forth in Section 3 hereof.

(c) The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 5 or in Section 8 hereof, is intended to be irrevocable in accordance with the provisions of Section 212 of Delaware Law. If during the term of this Agreement for any reason the proxy granted herein is not irrevocable, then such Stockholder agrees that it shall vote its Subject Shares in accordance with Section 5(a) above as instructed by Acquiror in writing. The parties agree that the foregoing shall be a voting agreement created under Section 218 of Delaware Law.

(d) Acquiror hereby acknowledges and agrees that the proxy set forth in this Section 5 shall not be exercised to vote, consent or act on any matter except as specifically contemplated by Section 5(a) and Acquiror agrees not to exercise the proxy granted herein for any purpose other than the purposes described in Section 5(a). The proxy set forth in this Section 5 shall be revoked, terminated and of no further force or effect automatically without further action upon the termination of this Agreement.

SECTION 6. Non-Solicitations. From and after the date of this Agreement, the Stockholder agrees that it shall comply with the terms of Section 6.2 of the Merger Agreement as if he or she were the Company and not permit the Company to violate the terms thereof.

SECTION 7. Further Assurances. Each party shall execute and deliver any additional documents and take such further actions as may be reasonably necessary to carry out all of the provisions hereof, including all of the parties’ obligations under this Agreement, including without limitation to vest in Acquiror the power to vote the Subject Shares to the extent contemplated by Section 5 hereof.

SECTION 8. Termination.

(a) This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earliest to occur of the following:

(i) the valid termination of the Merger Agreement;

(ii) the consummation of the Merger; and

(iii) the mutual written consent of Acquiror and the Stockholder.

(b) Notwithstanding anything to the contrary contained herein, if the Merger Agreement is validly amended in any material respect and the Stockholder does not consent to such amendment, the Stockholder shall have the right, in its sole discretion (acting reasonably), to terminate this Agreement upon prior written notice to Acquiror.

(c) Section 9 and Section 12 hereof shall survive the termination of this Agreement.

SECTION 9. Expenses. All fees and expenses incurred in connection this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

SECTION 10. Public Announcements. The Stockholder shall not, and shall cause its representatives, not to, directly or indirectly, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Merger Agreement or any of the transactions contemplated hereby and thereby, without the prior written consent of Acquiror.

SECTION 11. Adjustments. In the event that (a) the number of issued and outstanding Subject Shares or securities convertible or exchangeable into or exercisable for Subject Shares changes as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, or (b) the Stockholder shall become the beneficial owner of any additional Company Shares, then the terms of this Agreement shall apply to the Company Shares held by the Stockholder immediately following the effectiveness of the events described in clause (a) or the Stockholder becoming the beneficial owners thereof as described in clause (b), as though, in either case, they were Subject Shares hereunder. In the event that the Stockholder shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 5 hereof, then the terms of Section 5 hereof shall apply to such other securities as though they were Subject Shares hereunder.

SECTION 12. Miscellaneous.

(a) Certain Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via email (with acknowledgment of receipt (including automatically generated delivery or read receipts)) to the parties at the following addresses:

If to the Stockholder, to the address or email address set forth on Schedule I hereto:

If to Acquiror, to:

Elastic N.V.

800 West El Camino Real, Suite 350

Mountain View, CA 94040

Attention: Office of the General Counsel

Email: legal@elastic.co

and with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

One Market Plaza

Spear Tower, Suite 3300

San Francisco, California 94105

Attention: Mike Ringler

Facsimile No.: (650) 493-6811

Telephone No.: (415) 947-2011

Email: mringler@wsgr.com

(c) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) Counterparts. This Agreement may be executed in in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(e) Entire Agreement, No Third-Party Beneficiaries. This Agreement, the Schedule hereto, and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and are not intended to confer upon any other person any rights or remedies hereunder.

(f) Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

(i) This Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Agreement (including the Merger Agreement and any transactions contemplated by the foregoing), or the negotiation, administration, performance and enforcement of the foregoing, including any claim or cause of action may resulting from, arising out of, in connection with, or relating to any representation or warranty made in or in connection with the foregoing (the “Relevant Matters”), shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, including its statutes of limitations. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in connection with any Relevant Matter (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware).

(ii) Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware in connection with any matter based upon or arising out of the Relevant Matters, agrees that to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by Law. The parties hereto hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction. Each party hereto hereby agrees not to commence any legal proceedings with respect to a Relevant Matter except in such Court of Chancery (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in any federal court within the State of Delaware).

(iii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, OR ANY OTHER RELEVANT MATTER.

(iv) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by any party or were otherwise breached by such party. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 8, the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions of this Agreement against the other party, this being in addition to any other remedy to which such party is entitled at law or in equity, and each party hereby waives any requirement for the posting of any bond or similar collateral in connection therewith. Prior to the termination of this Agreement pursuant to Section 8, each party hereby agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the other party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity.

(g) Assignment. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

(h) Severability of Provisions. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(i) Modification or Amendment. Subject to applicable law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented by written agreement of the parties hereto. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(j) Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in the Stockholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the reasonable exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust of the Company or prevent or be construed to create any obligation on the part of any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust of the Company from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

(k) No Ownership Interest. Until receipt of payment in full by the Stockholder for all of its Subject Shares pursuant to the Merger Agreement, except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and Acquiror shall have no authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares, in each case, except as otherwise provided herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

ELASTIC N.V.

By:
Name:
Title:

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

STOCKHOLDER

By:
Name:

SPOUSE OR DOMESTIC PARTNER OF STOCKHOLDER (IF APPLICABLE)

By:
Name:

[Signature Page to Support Agreement]

SCHEDULE I

Name and Address	Number and Series of Company Shares	Number and Series of Company Warrants	Vested Options	Unvested Options
Total:	XXX		XXX	XXX